UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2005

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Avenue South Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

(617) 673-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.1 Form of Agreement evidencing a grant of Restricted Stock to Directors

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation

On May 24, 2005, after consideration of presentations and recommendations of independent compensation consultants and the Compensation Committee, the Board of Directors of Bright Horizons Family Solutions, Inc. (the “Company”) approved changes to its non-employee director compensation program. Directors who are also employees of the Company receive no additional compensation for service as directors. The new compensation program for non-employee directors becomes effective on July 1, 2005 and includes the following components:

     Annual Retainer. Each non-employee director receives an Annual Board Retainer of $10,000, 50% of which is payable in cash at the quarterly rate of $1,250, and 50% of which is payable in the form of an annual grant of no-cost restricted stock at each annual shareholder meeting. The number of shares of restricted stock to be granted will be determined by dividing $5,000 by the fair market value of the Company’s common stock on the trading date immediately preceding the date of the award. The restricted stock will vest immediately, but will be restricted as to sale until such time as the non-employee director completes his or her service on the Board. A form of the restricted stock agreement is attached hereto as an exhibit and is incorporated herein by reference.

     Base Compensation. Each non-employee director receives $2,500 for each regularly scheduled Board meeting attended in person or $1,000 for each regularly scheduled Board meeting attended by conference call, and $500 for each specially scheduled meeting attended in person or by conference call.

Each member of the Compensation Committee also receives $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by conference call. Additionally, the chair of the Compensation Committee receives an annual retainer of $5,000.

Each member of the Audit Committee also receives $1,500 for each committee meeting attended in person or $750 for each committee meeting attended by conference call. Additionally, the chair of the Audit Committee receives an annual retainer of $10,000.

Each member of the Nominating and Governance Committee also receives $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by conference call. Additionally, the chair of the Nominating and Governance Committee receives an annual retainer of $2,500.

     Minimum Stock Ownership. Within 5 years of joining the Board of Directors of the Company, or by the date of the 2010 annual meeting for current non-employee directors, each non-employee director will be required to own Company stock valued at the equivalent of 5 times the annual retainer which, under the current compensation program, equates to $50,000.

Executive Compensation

In addition to the changes to the director compensation noted above, the Compensation Committee approved an increase in annual salary of David H. Lissy, Chief Executive Officer of the Company, and Mary Ann Tocio, President and Chief Operating Officer of the Company, from $280,000 to $295,000, effective May 30, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Form of Agreement evidencing a grant of Restricted Stock to Directors under the Amended and Restated 1998 Stock Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

	By:	/s/ Elizabeth J. Boland

Elizabeth J. Boland Chief Financial Officer

Date: May 31, 2005